                                                                     Exhibit 4.3
                    REVOLVING LINE OF CREDIT PROMISSORY NOTE

$3,000,000.00                                                   January 28, 2003
                                                    Made, executed and delivered
                                                         in International Waters

     FOR VALUE RECEIVED, the undersigned, FLORIDA CARBON SOLUTIONS, L.L.C., EARTHFIRST TECHNOLOGIES, INCORPORATED and EARTHFIRST SOLID SOLUTIONS, INC. (hereafter collectively the "Borrower"), hereby jointly and severally promise to pay to the order of FLORIDA ENGINEERED CONSTRUCTION PRODUCTS CORPORATION (hereinafter the "Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of Three Million and 00/100 Dollars ($3,000,000.00), or so much as may be outstanding, together with interest from and after the date hereof on the unpaid principal balance outstanding at the rate of ten percent (10%). All principal, together with interest, shall be payable in full upon demand.

     Borrower may prepay this Revolving Line of Credit Promissory Note (the "Note") in whole or in part at any time during the term hereof, provided that any such payment shall first be applied to any charges and costs then due and payable hereunder, then to interest, and finally to principal.

     The occurrence of any default by Borrower hereunder shall entitle Lender, at its option, to declare the then outstanding principal balance and accrued interest hereof to be, and the same shall thereupon become, immediately due and payable without notice to or demand upon Borrower, all of which Borrower hereby expressly waives. If this Note is collected by or through an attorney at law, then Borrower shall be obligated to pay, in addition to the principal balance and accrued interest hereof, reasonable attorneys' fees and court costs at trial, on any appeal, and in any bankruptcy proceedings.

     Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

     Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy.

     This document has been made, executed and delivered in international waters. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, regardless of where made, executed or delivered, and is intended to take effect as an instrument under seal, constitutes a contract under the laws of the State of Florida, and shall be enforceable in a court of competent jurisdiction in said State, without regard to the place in which this Note is made, executed and delivered.

     This Note evidences borrowings in the principal amount of Three Million and 00/100 Dollars ($3,000,000.00) but notwithstanding such expression, the actual indebtedness from time to time evidenced hereby shall be the sum of all advances made to the undersigned, less the aggregate amount of all principal repayments made by the undersigned; it being the intent and the purpose of this Note to provide a revolving line of credit which the undersigned may draw against and which the holder of this Note will advance from time to time, and which the undersigned may repay in whole or in part from time to time and again draw against, so that the principal amount outstanding hereunder may fluctuate in accordance with such advances and repayments. Provided however, the aggregate principal amount outstanding under this Note shall not at any time exceed the principal sum of $3,000,000.00. Anything herein to the contrary notwithstanding the right of the undersigned to request advances hereunder is subject to and limited by any terms and conditions of the Agreement that may be established by Lender from time to time at its sole discretion.

     IN WITNESS WHEREOF, Borrower has caused this Note to be duly made, executed and delivered on the date first above written.

                                 "BORROWER"

                                 FLORIDA CARBON SOLUTIONS, L.L.C.

                                 By: /s/  John Stanton
                                    -------------------------------------------
                                          Its: Manager
                                              ---------------------------------
                                                       (Corporate Seal)

United States Territorial Waters or International Waters:
         Latitude          N27 41 83
         Longitude         W082 55 39

          The foregoing instrument was acknowledged before me, Captain Dan Coover, this 28th day of January 2003, on a vessel of which I am the Captain located at Latitude N27 41 83 and Longitude W082 55 39 , which is located outside the territorial limits of the State of Florida, by John Stanton as Manager of Florida Carbon Solutions, L.L.C., who is either ___ personally known to me or X has produced a Florida driver's license as identification.

                                 Captain's Signature: /s/ Captain Dan Coover
                                                      --------------------------
                                 Print Name:           Captain Dan Coover
                                                      --------------------------
                                 License Number:      1011115
                                                      --------------------------

                                 EARTHFIRST TECHNOLOGIES,
                                       INCORPORATED

                                 By: /s/ John Stanton
                                    --------------------------------------------
                                        Its: President
                                            ------------------------------------

                                                       (Corporate Seal)

United States Territorial Waters or International Waters:
         Latitude          N27 41 83
         Longitude         W082 55 39


     The foregoing instrument was acknowledged before me, Captain Dan Coover, this 28th day of January 2003, on a vessel of which I am the Captain located at Latitude N27 41 83 and Longitude W082 55 39 , which is located outside the territorial limits of the State of Florida, by John Stanton as President of EarthFirst Technologies, Incorporated, who is either ___ personally known to me or X has produced a Florida driver's license as identification.

                                 Captain's Signature: /s/ Captain Dan Coover
                                                      --------------------------
                                 Print Name:           Captain Dan Coover
                                                      --------------------------
                                 License Number:      1011115
                                                      --------------------------

                                 EARTHFIRST SOLID SOLUTIONS, INC.

                                 By: /s/ John Stanton
                                    --------------------------------------------
                                       Its: President
                                           -------------------------------------

                                                       (Corporate Seal)

United States Territorial Waters or International Waters:
         Latitude          N27 41 83
         Longitude         W082 55 39

     The foregoing instrument was acknowledged before me, Captain Dan Coover, this 28th day of January 2003, on a vessel of which I am the Captain located at Latitude N 27 41 83 and Longitude W082 55 39 , which is located outside the territorial limits of the State of Florida, by John Stanton as President of EarthFirst Solid Solutions, Inc., who is either ___ personally known to me or X has produced a Florida driver's license as identification.

                                 Captain's Signature: /s/ Captain Dan Coover
                                                      --------------------------
                                 Print Name:           Captain Dan Coover
                                                      --------------------------
                                 License Number:      1011115
                                                      --------------------------